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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.



                                 October 6, 2000
                              ----------------------
                Date of Report (Date of earliest event reported)


                              Cyclo3pss Corporation
                            -------------------------
             (Exact name of Registrant as specified in its charter)


               Delaware              0-22720               87-0455642
          ----------------     -------------------      ---------------
              State of         Commission File No.        IRS Employer
            Incorporation                              Identification No.


                              3646 West 2100 South
                            Salt Lake City, UT 84120
                   -------------------------------------------
                    (Address of principal executive offices)

                                 (801) 972-9092
                              ---------------------
                         (Registrant's telephone number)


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Item 2.  Acquisition or Disposition of Assets

      On October 6, 2000, Cyclo3pss Corporation ("Cyclo3pss") entered into a "Term Sheet/Letter of Agreement" to acquire OxiDyn Incorporated, North Carolina corporation ("OxiDyn"). OxiDyn manufactures and sells patented proprietary ozone sanitation systems to the food and beverage industries. Incorporated in 1991, OxiDyn provides proprietary ozonation systems for cleaning lines and tanks in beverage plants, as well as for rinsing containers prior to filling. OxiDyn's current customer list include The Procter & Gamble Co., Pepsi-Cola and several of its franchisees, the Dannon Group, as well as other bottling operations and related industries. OxiDyn's container rinsing units use ozonated water as an effective and efficient sanitizing rinse prior to filling the containers with products such as bottled water, sodas, and fruit juices.

      The acquisition is subject to a number of conditions including the completion of due diligence by each party. Although management of Cyclo3pss anticipates that the acquisition will be completed, there can be no assurance that all conditions to the acquisition will be met or that the acquisition will be effected.

      As part of the acquisition, it is anticipated that John Winings, the CEO of OxiDyn, will be appointed as the CEO of Cyclo3pss. It is also anticipated that upon completion of the acquisition, Cyclo3pss current CEO, William R. Stoddard will continue as president of Cyclo3pss.

      It is anticipated that OxiDyn will operate as a wholly-owned subsidiary of Cyclo3pss.

Item 7.  Financial Statements and Exhibits

      Attached here to is a copy of the Term Sheet/Letter Agreement executed by Cyclo3pss and OxiDyn.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Cyclo3pss Corporation

Date: November 29, 2000

                                    By:   /s/ William R. Stoddard
                                   ----------------------------------------
                                         William R. Stoddard
                                         Chief Executive Officer



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